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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS AND STOCKHOLDERS
FIBERMARK, INC.

The audits referred to in our report dated February 3, 2000, included the related financial statement schedule as of December 31, 1999, and for each of the years in the three-year period ended December 31, 1999. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the annual report on Form 10-K.


/s/ KPMG LLP
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Burlington, Vt.
March 17, 2000